UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2020

Newgioco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NWGI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2020, Newgioco Group, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to file its Quarter Report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”) before the deadline set forth under applicable regulations of the Securities and Exchange Commission (the “SEC”), the Company no longer complies with Nasdaq’s continued listing requirements as set forth in Nasdaq Listing Rule 5250(c)(1).

On March 12, 2020, the Company filed an 8-K stating that as result of the global outbreak of the COVID-19 virus, the Italian government imposed restrictions on travel throughout Italy as well as transborder crossings, that substantially limited the Company’s efforts to meet its filing deadlines because certain Company officers and management as well as professional staff of our independent public accounting firm were unable to travel to Italy. Thereafter, on May 13, 2020, the Company filed an 8-K stating that the Company would avail itself of an extension to file its Quarterly Report, that was originally due on May 15, 2020, for an additional 45 days in accordance with an order issued by the SEC on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020) pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88318) (the "Order"), regarding exemptions granted to certain public companies.

The Company's operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the rest of world, and thus the Company's business operations have been disrupted and it was unable to timely prepare the Company's financial statements for the quarter ended March 31, 2020.

The notification letter from the Listing Qualifications Department stated that, under Nasdaq rules, the Company has 60 calendar days, or until August 31, 2020, to submit a plan to regain compliance with Nasdaq’s continued listing requirements and if Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing due date, or December 28, 2020, to regain compliance.

The Company’s management is working diligently to complete the Form 10-Q and intends to file it as soon as practicable, which is currently expected by the end of July, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release issued by Newgioco Group, Inc., dated July 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2020	NEWGIOCO GROUP, INC.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer